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Price Waterhouse LLP
1850 North Central Avenue, Suite 700
Phoenix, Az  85004-4563


March 17, 1997


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-1356) and in the Registration Statements on Form S-8 (Nos. 33-92844 and 33-06193) of Santa Fe Pacific Gold Corporation of our report dated February 1, 1997, except for the fifth paragraph of Note 1 which is as of March 10, 1997, appearing on page 47 of this Form 10-K.




/s/ Price Waterhouse LLP
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